UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 25, 2018

 SELLAS Life Sciences Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Madison Avenue, 4th Floor New York, NY 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Special Stockholders Meeting

On April 25, 2018, SELLAS Life Sciences Group, Inc. (the “Registrant”) held a Special Stockholders Meeting (“Special Meeting”). There were 3,500,650 shares, or approximately 57.79% of all outstanding shares of common stock, present in person or represented by proxy. Set forth below is the matter acted upon by the stockholders, and the final voting results of the proposal.

Proposal No. 1: Approval, as required by and in accordance with Nasdaq Listing Rule 5635(d), of the issuance of shares of common stock upon conversion of our Series A 20% convertible preferred stock, warrants, and additional shares of our common stock in accordance with the terms of each, which shares of common stock, together, could represent greater than 20% of our pre-transaction outstanding common stock.

Proposal No. 1, as set forth in the Proxy Statement, received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,460,487	35,853	4,310	0

Based on the votes set forth above, the Registrant’s stockholders approved Proposal No. 1, as set forth in the Proxy Statement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc..

Date:	April 26, 2018	By:	/s/ Angelos M. Stergiou
Angelos M. Stergiou, M.D., Sc.D. President and Chief Executive Officer